SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 15, 2011

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On February 16, 2011, Supreme Industries, Inc.  (“Supreme”) and its wholly-owned subsidiary, Supreme Indiana Operations, Inc. (collectively with Supreme, the “Companies”) entered into an employment agreement with their President and Chief Executive Officer, Kim Korth (the “Employment Agreement”).  The term of the Employment Agreement is from February 1, 2011 to August 1, 2011, with the  parties being able to extend the term upon mutual written agreement up to an aggregate term of one year.  Under the Employment Agreement, Ms. Korth received a signing bonus of $50,000, and will receive a monthly base salary of $50,000 and a monthly stock award equal to the number of whole shares that have a fair market value on the grant date equal to approximately $20,000.  If Ms. Korth is terminated by the Companies other than for “cause” as defined in the Employment Agreement or Ms. Korth terminates her employment for “good reason” as defined in the Employment Agreement, she will receive her base salary and stock award for the remainder of the term of the Employment Agreement.  The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreement

On February 16, 2011, Supreme entered into an indemnification agreement with its President and Chief Executive Officer, Kim Korth, who is also a director of Supreme (the “Indemnification Agreement”).  Under the Indemnification Agreement, in exchange for Ms. Korth’s service to Supreme and its affiliates, subject to certain exceptions, Supreme has agreed to indemnify Ms. Korth if she is involved or threatened to be involved in any threatened, pending or completed investigation, claim, action, suit or proceeding whether civil, criminal, administrative or investigative as a result of her service as Supreme’s director and/or President and Chief Executive Officer, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her in connection with the action.  The foregoing description is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2011, the Board of Directors of Supreme approved amendments to Article IV. Officers of the Company’s Bylaws as well as other conforming changes to reflect the changes set forth in Article IV.

Sec. 4:1.  Number and Qualification was amended to add the position of Chief Executive Officer as a mandatory officer position.  Sec. 4:5. Chairman of the Board was amended to omit the reference that the Chairman of the Board was the Chief Executive Officer of the Company.  Sec. 4:6. Chief Executive Officer was added and the duties and authority of the Chief Executive Officer were defined.  Sec. 4:7. President was amended to re-define the duties and authority of the President due to the addition of the Chief Executive Officer position.  Sec. 4:10. Assistant Secretaries was added to provide for the office of one or more Assistant Secretaries.  Sec. 4:12. Assistant Treasurer was added to provide for the office of one or more Assistant Treasurers.

The foregoing description is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is being filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Second Amended and Restated Bylaws.

	10.1	Employment Agreement by and among Supreme Industries, Inc., Supreme Indiana Operations, Inc., and Kim Korth dated to be effective February 1, 2011.

	10.2.	Indemnification Agreement by and between Supreme Industries, Inc. and Kim Korth dated February 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: February 22, 2011	By:	/s/ Jeffery D. Mowery
Jeffery D. Mowery
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws.

10.1.	Employment Agreement by and among Supreme Industries, Inc., Supreme Indiana Operations, Inc., and Kim Korth dated to be effective February 1, 2011.

10.2	Indemnification Agreement by and between Supreme Industries, Inc. and Kim Korth dated February 16, 2011.